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                                                                   EXHIBIT 10.68

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment to Employment Agreement (the "Amendment") is made as of December 17, 1999, between Cortex Pharmaceuticals, Inc., a Delaware
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corporation (the "Company"), and Vincent F. Simmon, Ph.D., an individual
("Executive").

                                   RECITALS

     WHEREAS, the Company currently employs Executive as its President and Chief Executive Officer pursuant to that certain Employment Agreement dated May 15, 1996 (the "Employment Agreement"); and

     WHEREAS, the Company and Executive desire to amend the Employment Agreement to extend the automatic renewal terms set forth in the Employment Agreement, and make such other changes as provided in greater detail below;

     NOW THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth and for other valuable consideration, the Company and Executive hereby agree as follows:

                                   AGREEMENT

     1.   Definitions.

     Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Employment Agreement.

     2.   Amendment to Section 2 of the Employment Agreement.

     Section 2 of the Employment Agreement is hereby amended to read in its entirety as follows:

          "2. TERM. The term of this Agreement will begin on May 15, 1996 and shall continue thereafter for a three-year period and shall be extended on each day for one (1) day so that the remaining term hereof is always three
     (3) years unless either party elects to terminate this Agreement in accordance with its provisions."

     3. Amendment to Section 10 of the Employment Agreement Section 10 of the Employment Agreement.

     The last sentence of Section 10(a) is hereby amended to read as follows:

          "In the event of such a termination by either the Company or the Executive under Section 10(a), the Company shall pay to Executive termination pay equal to twelve months of then current salary and continue benefits under Section 6(c) for the same period (provided, however, that such
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     benefits shall cease upon the Executive obtaining employment with another employer)."

          Section 10(b) is hereby amended to read "Intentionally Omitted."

     4. Amendment to Section 13 of the Employment Agreement is hereby amended to add the following as Section 13A:

          "Notwithstanding anything herein, in any of the Company's stock option plans or in any stock option Agreement between the Company and the Executive, upon a Change of Control all stock options then held by the Executive shall vest concurrently with such Change of Control."

     5.  Miscellaneous.

          (a) Continuing Force and Effect.  Except as herein expressly amended,
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all terms, covenants and provisions of the Employment Agreement are and shall remain in full force and effect and all references therein to such Employment Agreement shall henceforth refer to the Employment Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Employment Agreement.

          (b) Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, we have set our hands hereto as of the date first above written.

CORTEX PHARMACEUTICALS, INC.


/S/ Robert F. Allnutt
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Robert F. Allnutt,
Chairman of the Board


EXECUTIVE


/S/Vincent F. Simmon
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Vincent F. Simmon, Ph.D.,
President and Chief Executive Officer

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